For the Period January 01, 2006 through December 31, 2006

10f-3 Transactions

Latin America Equity Fund, Inc.


Date       Offering             Ticker    Broker           Price
~                                                                  ~

02/07/2006 VIVAX SA  UNITS      VVAX11.SA ITAU SECURITIES    $11.19

02/24/2006 GRUPO AEROPORTUARto  PAC       DEUTSCHE BANK      $21.00

04/12/2006 DURATEX S.A-PREF     DURA4.SA  ITAU SECURITIES    $20.37

04/13/2006 SUBMARINO GDR144A    SBBMY144A Goldman Sachs      $50.38

04/26/2006 *AMERICAN BANKNOTESA ABNB3.SA  UBS Warburg        $8.01




                                        % of Offering

                        % of Offering   Allocated to

         Transaction    Allocated to    CSAM Clients

Shares   Amount         Fund            Including Funds

111900   $1,252,161.00  0.583%          1.04%

18400    $386,400.00    0.063%          0.17%

14800    $301,468.30    0.179%          0.24%

14400    $725,533.92    0.095%          0.50%

122100   $978,021.00    0.432%          0.62%


% of Assets   Member              Offering AMT (M)

0.49%         Joint Lead Manager  19,200,000

0.14%         Lead Manager        29,000,000

0.11%         Joint Lead Manager  8,261,000

0.27%         Joint Lead Manager  15,122,000

0.34%         Joint Lead Manager  28,261,000